                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Range Resources Corporation for the year ended December 31, 2000, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 File No. 333-76837, Form S-4 File No. 333-78231, and Form S-8 (File No.'s 333-40380, 333-30534, 333-88657, 333-69905, 333-62439, 333-44821, 333-10719).



                                                          ARTHUR ANDERSEN LLP


Dallas, Texas
March 6, 2001

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